Exhibit 99.1
NEWS RELEASE

TCF Financial Corporation • 333 West Fort Street, Suite 1800 • Detroit, MI 48226

FOR IMMEDIATE RELEASE

Contact:
Tom Wennerberg	(248) 498-2872	news@tcfbank.com	(Media)
Timothy Sedabres	(952) 745-2766	investor@tcfbank.com	(Investors)

TCF REPORTS FIRST QUARTER 2020 RESULTS
TCF also announces quarterly cash dividends on common and preferred stock

First Quarter 2020 Highlights

•	Quarterly net income of $51.9 million, or $0.32 per diluted share, down 53.8% from the fourth quarter of 2019

•
Adjusted diluted earnings per common share of $0.57(1), down 45.2% from the fourth quarter of 2019. Adjusted diluted earnings per common share excludes $38.0 million, or $0.25 per share, after-tax impact of merger-related expenses and notable items

•	Loan and lease growth of 4.1% compared to December 31, 2019, driven by $1.2 billion of commercial loan and lease portfolio growth

•	Deposit growth of 3.9% compared to December 31, 2019

•	Net charge-offs of $5.5 million, or 0.06% of average loans and leases (annualized)

•	Provision for credit losses of $96.9 million, including $74.1 million related to COVID-19, a $0.38 detriment to earnings per diluted common share

•	Assisted consumers via approximately 7,300 COVID-19-related loan modification requests for $825 million as of April 23, 2020

•	Assisted business and commercial customers via $1.2 billion of approved loans through the Payment Protection Program as of April 23, 2020

•	Efficiency ratio of 69.57%, improved 392 basis points from the fourth quarter of 2019. Adjusted efficiency ratio of 58.24%(1), improved 27 basis points from the fourth quarter of 2019

•	Common equity Tier 1 capital ratio of 10.44%

•
Repurchased 873 thousand common shares at a cost of $33.1 million in the first quarter of 2020; in response to the COVID-19 pandemic, TCF temporarily suspended buybacks under its share repurchase program, but retains the ability to reinstate as circumstances warrant

•	Declared quarterly cash dividends on common stock of $0.35 per share payable on June 1, 2020

Merger-related Expenses and Notable items in the First Quarter of 2020 and Fourth Quarter of 2019(1)

•
Pre-tax merger-related expenses of $36.7 million, $29.0 million net of tax, or $0.19 per diluted common share for the first quarter of 2020, compared to pre-tax merger-related expenses of $47.0 million, $36.1 million net of tax, or $0.24 per diluted common share for the fourth quarter of 2019

•
Pre-tax expenses of $11.3 million, $8.9 million net of tax, or $0.06 per diluted common share related to notable items for the first quarter of 2020, compared to pre-tax net expenses of $22.1 million, $13.1 million net of tax, or $0.08 per diluted common share related to notable items for the fourth quarter of 2019, see summary of notable items adjustments below

(1)	Denotes a non-GAAP financial measure. See "Reconciliation of GAAP to Non-GAAP Financial Measures" tables and the following table detailing merger-related expenses and notable items.

Note: TCF’s financial results for periods ended prior to August 1, 2019 reflect Legacy TCF financial results only on a standalone basis. In addition, TCF’s reported financial results for the first, second and third quarter of 2019 reflect Legacy TCF financial results for the period before August 1, 2019 and the post-merger combined TCF financial results on and after August 1, 2019, with the fourth quarter of 2019 and first quarter of 2020 financial results being solely of the post-merger combined TCF. The number of shares issued and outstanding, earnings per share, additional paid-in-capital, dividends paid and all references to share quantities of TCF have been retrospectively restated to reflect the equivalent number of shares issued in the Merger as the Merger was treated as a reverse merger.

Summary of Financial Results(1)
	At or For the Quarter Ended					Change From
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
(Dollars in thousands, except per share data)	2020	2019	2019	2019	2019	2019		2019
Financial Results
Net income attributable to TCF	$51,899	$112,399	$22,148	$90,427	$70,494	(53.8)%		(26.4)%
Net interest income	401,481	408,753	371,793	254,057	254,429	(1.8)		57.8
Basic earnings per common share	$0.33	$0.72	$0.15	$1.07	$0.83	(54.2)		(60.2)
Diluted earnings per common share	0.32	0.72	0.15	1.07	0.83	(55.6)		(61.4)
Return on average assets ("ROAA")(3)	0.46%	0.99%	0.26%	1.54%	1.22%	(53)	bps	(76)	bps
ROACE(3)	3.64	8.00	1.75	14.27	11.40	(436)		(776)
ROATCE (non-GAAP)(2)(3)	5.42	11.35	2.68	15.46	12.42	(593)		(700)
Net interest margin	3.73	3.86	4.12	4.46	4.58	(13)		(85)
Net interest margin (FTE)(2)(3)	3.76	3.89	4.14	4.49	4.61	(13)		(85)
Net charge-offs as a percentage of average loans and leases(3)	0.06	0.07	0.39	0.29	0.39	(1)		(33)
Nonperforming assets as a percentage of total loans and leases and other real estate owned(4)	0.80	0.59	0.62	0.62	0.63	21		17
Efficiency ratio	69.57	73.49	91.32	65.11	70.70	(392)		(113)
Adjusted Financial Results (non-GAAP)
Adjusted net income attributable to TCF(2)	$89,855	$161,581	$128,301	$93,650	$77,700	(44.4)%		15.6%
Adjusted diluted earnings per common share(2)	$0.57	$1.04	$0.98	$1.11	$0.91	(45.2)		(37.4)
Adjusted ROAA(2)(3)	0.78%	1.42%	1.34%	1.59%	1.34%	(64)	bps	(56)	bps
Adjusted ROACE(2)(3)	6.43	11.57	11.21	14.79	12.61	(514)		(618)
Adjusted ROATCE(2)(3)	9.24	16.25	14.96	16.02	13.72	(701)		(448)
Adjusted efficiency ratio(2)	58.24	58.51	58.74	61.48	65.67	(27)		(743)
N.M. Not meaningful

(1)
Financial results for any periods ended prior to August 1, 2019 reflect Legacy TCF financials on a standalone basis. Certain reclassifications have been made to prior period financial information to conform to the current period presentation.

(2)	Denotes a non-GAAP financial measure. See "Reconciliation of GAAP to Non-GAAP Financial Measures" tables.

(3)	Annualized.

(4)
Prior to the adoption of CECL as of January 1, 2020, purchased credit impaired loans were not classified as nonaccrual loans because they were recorded at their net realizable value based on the principal and interest expected to be collected on the loans. At January 1, 2020, $73.4 million of previous purchased credit impaired loans were reclassified to nonaccrual loans as a result of the adoption of CECL.

The following table includes merger-related expenses and notable items used to arrive at adjusted net income in the Adjusted Financial Results (non-GAAP) (see Reconciliation of Non-GAAP Financial Measures).

	For the Quarter Ended March 31, 2020			For the Quarter Ended December 31, 2019
(Dollars in thousands, except per share data)	Pre-tax income (loss)	After-tax benefit (loss)(1)	Per Share	Pre-tax income (loss)	After-tax benefit (loss)(1)	Per Share
Merger-related expenses	$(36,728)	$(29,026)	$(0.19)	$(47,025)	(36,059)	$(0.24)
Notable items:
Sale of Legacy TCF auto finance portfolio and related expenses(2)	(3,063)	(2,421)	(0.02)	(12,864)	(9,865)	(0.06)
Branch exit costs(3)	—	—	—	(3,494)	(2,679)	(0.02)
Loan servicing rights (impairment) recovery(4)	(8,236)	(6,509)	(0.04)	638	490	—
Pension fair valuation adjustment(4)	—	—	—	(6,341)	(4,862)	(0.03)
Tax basis adjustment benefit(5)	—	—	—	—	3,793	0.03
Total notable items	(11,299)	(8,930)	(0.06)	(22,061)	(13,123)	(0.08)
Total merger-related and notable items	$(48,027)	$(37,956)	$(0.25)	$(69,086)	$(49,182)	$(0.32)

(1)	Net of tax benefit at our normal tax rate and other tax benefits.

(2)
First quarter of 2020 included within occupancy and equipment ($1.6 million), compensation and employee benefits ($0.9 million) and other noninterest expense ($0.6 million). Fourth quarter of 2019 included within net (loss) gain on sales of loans and leases ($8.2 million), other noninterest expense ($2.2 million), occupancy and equipment ($1.5 million) and compensation and employee benefits ($0.9 million).

(3)	Included within Other noninterest expense.

(4)	Included within Other noninterest income.

(5)	Included within Income tax expense.

DETROIT (April 27, 2020) - TCF Financial Corporation ("TCF" or the "Corporation") (NASDAQ: TCF) today reported net income of $51.9 million, or diluted earnings per common share of $0.32, for the first quarter of 2020, compared with $112.4 million, or diluted earnings per common share of $0.72, for the fourth quarter of 2019. Adjusted net income was $89.9 million, or $0.57 per diluted common share for the first quarter of 2020, compared with $161.6 million, or $1.04 per diluted common share, for the fourth quarter of 2019. (see "Reconciliation of GAAP to Non-GAAP Financial Measures" tables).

"As we work through the impacts related to COVID-19, I am continually impressed with the dedication of our teams and how our team members have rallied to support our customers as well as each other during these unprecedented times," said Craig R. Dahl, president and chief executive officer. “Our top priorities continue to be on ensuring the health and well-being of our team members, the financial stability of our customers, and the overall wellness of the communities where we live and operate.

“We entered the year with momentum across the company and in January and February, we saw strong business performance that reflected the opportunity we see in our markets as a result of our merger of equals, including robust loan and deposit growth, stable credit quality and on-time execution of our integration initiatives. With the arrival of COVID-19, we quickly took numerous actions to prioritize the well-being of those we work with, both from a health and economic perspective. This included transitioning our branch services to drive-up only where possible, closing select other nearby branches, and implementing a work-from-home approach for many of our team members, all of which were designed to protect the health and safety of our employees. In addition, we are offering relief programs for impacted customers and we have deployed substantial resources to support applications for the Paycheck Protection Program.

“As we look ahead, our focus will remain on managing the impact of COVID-19 across the organization, completing our integration activities and capturing the related cost synergies, and continuing to actively manage the business in this volatile and fluid environment. We are operating with robust capital and liquidity levels, strong diversification across our portfolios as a result of the merger of equals, and an experienced management team that is providing strong leadership as we support our customers and employees in these difficult times.”

Net Interest Income and Net Interest Margin
Net interest income was $401.5 million for the first quarter of 2020, a decrease of $7.3 million, or 1.8%, from the fourth quarter of 2019. Purchase accounting accretion and amortization included in net interest income was $25.3 million for the first quarter of 2020, compared to $30.5 million for the fourth quarter of 2019. Net interest income, excluding purchase accounting accretion and amortization, was $376.2 million for the first quarter of 2020, compared to $378.2 million for the fourth quarter of 2019. Net interest margin was 3.73% for the first quarter of 2020, compared to 3.86% in the fourth quarter of 2019, while net interest margin on a fully tax-equivalent basis (FTE) was 3.76%, down 13 basis points from the fourth quarter of 2019. The decrease in net interest margin from the fourth quarter of 2019 was driven primarily by the Federal Reserve's rate cuts in addition to a decrease in the benefit provided by purchase accounting accretion and amortization. Net interest margin FTE, excluding purchase accounting accretion and amortization, was 3.53% in the first quarter of 2020, compared to 3.60% in the fourth quarter of 2019 (see "Reconciliation of GAAP to Non-GAAP Financial Measures" tables).

Noninterest Income
Noninterest income was $137.0 million for the first quarter of 2020, a decrease of $21.1 million, or 13.3%, from the fourth quarter of 2019. Noninterest income for the first quarter of 2020 included an $8.2 million loan servicing rights impairment, included in other noninterest income, a notable item. Noninterest income for the fourth quarter of 2019 included the following notable items: an $8.2 million loss related to the sale of the Legacy TCF auto finance portfolio, included in net gains (losses) on sales of loans and leases, and a $0.6 million recovery of prior loan servicing rights impairment, included in other noninterest income. Adjusted noninterest income for the first quarter of 2020 was $145.2 million, compared to $165.6 million in the fourth quarter of 2019 (see "Reconciliation of GAAP to Non-GAAP Financial Measures" tables). The first quarter of 2020 also included a $6.0 million favorable interest rate swap mark-to-market adjustment resulting from changes in the interest rate environment, included in other noninterest income, a $7.7 million increase in net gains on sales of loans and leases, and decreases of $13.1 million in leasing revenue, primarily due to a seasonal decline in sales-type leasing revenue, and of $4.8 million and $3.1 million in service charges on deposit accounts and card and ATM revenue, respectively. The fourth quarter of 2019 included a $3.7 million gain on sale of loans and leases related to a nonaccrual and TDR loan sale, included in net gains (losses) on sales of loans and leases and a $2.4 million favorable interest rate swap mark-to-market adjustment resulting from changes in the interest rate environment, included in other noninterest income.

Noninterest Expense
Noninterest expense was $374.6 million for the first quarter of 2020, a decrease of $42.0 million, or 10.1%, from the fourth quarter of 2019. The first quarter of 2020 included $36.7 million of merger-related expenses, compared to $47.0 million for the fourth quarter of 2019. Noninterest expense also included $3.1 million of expense related to the sale of the Legacy TCF auto finance portfolio ($1.6 million in occupancy and equipment expense, $0.9 million in compensation and employee benefits and $0.6 million in other noninterest expense) considered a notable item for the first quarter of 2020. Noninterest expense for the fourth quarter of 2019 included the following notable items: $6.3 million of expense related to pension fair valuation adjustment on plans with previously announced terminations, included in other noninterest expense, $4.6 million of expense related to the sale of the Legacy TCF auto finance portfolio ($2.2 million in other noninterest expense, $1.5 million in occupancy and equipment expense and $0.9 million in compensation and employee benefits) and $3.5 million of expense related to branch exit costs, included in other noninterest expense. Excluding merger-related expenses and notable items, adjusted noninterest expense was $334.8 million for the first quarter of 2020, compared to $355.0 million for the fourth quarter of 2019 (see "Reconciliation of GAAP to Non-GAAP Financial Measures" tables). The first quarter of 2020 also included $1.5 million of impairment related to federal historic tax credits placed into service, included in other noninterest expense. The fourth quarter of 2019 also included $4.0 million of impairment related to federal historic tax credits placed into service, included in other noninterest expense, and a $1.3 million impairment charge recognized on a branch we intend to sell in the future, included within occupancy and equipment expense.

Income Tax Expense
Income tax expense for the first quarter of 2020 was $13.1 million, a decrease of $8.3 million, or 38.8%, from the fourth quarter of 2019. The fourth quarter of 2019 included a $3.6 million federal historic tax credit benefit and a $3.8 million tax basis adjustment benefit.

Credit Quality
Provision for credit losses Provision for credit losses was $96.9 million for the first quarter of 2020, an increase of $82.5 million, from the fourth quarter of 2019. The increase from the fourth quarter of 2019 was primarily due to the recognition of an economic downturn related to COVID-19 (increased provision for credit losses on loans and leases by $74.1 million, $70.5 million related to the provision for credit losses on loans and leases and $3.6 million related to the provision for unfunded commitments) and the adoption of a new accounting standard, often referred to as Current Expected Credit Losses ("CECL"). This framework requires that management estimate credit losses over the full remaining expected life and consider expected future changes in macroeconomic conditions. As a result of the adoption of CECL, the provision for credit losses now includes the provision for unfunded commitment that was previously included within other noninterest expense. The first quarter of 2020 provision for unfunded commitments was $4.0 million. Provision for credit losses for the fourth quarter of 2019 was reduced by $4.7 million of recoveries of previous charge-offs related to the sale of consumer nonaccrual and TDR loans.

Net charge-off rate The annualized net charge-offs as a percentage of average loans and leases was 0.06% for the first quarter of 2020, down 1 basis point from the fourth quarter of 2019. Net charge-offs for the fourth quarter of 2019 were reduced by $4.7 million of recoveries of previous charge-offs related to the sale of consumer nonaccrual and TDR loans.

Allowance for Credit Losses Allowance for credit losses was $406.4 million, or 1.13% of total loans and leases, at March 31, 2020, up from $113.1 million, or 0.33%, at December 31, 2019. The increase from December 31, 2019 was primarily due to the adoption of CECL and the impact of COVID-19 (increased the allowance for credit losses by $70.5 million) and the adoption of CECL as of January 1, 2020. Upon adoption of CECL, $206.0 million was recorded as an increase in the allowance for credit losses. Prior to the adoption of CECL, the allowance for credit losses was calculated under an incurred loss model which delayed recognition of loss until it was probable the loss had been incurred in comparison to the accounting under CECL which considers current credit losses expected to be incurred in the loan and lease portfolios over the life of each financial asset.

Nonaccrual loans and leases Nonaccrual loans and leases were $250.5 million at March 31, 2020 and represented 0.70% of total loans and leases, compared to $169.7 million, or 0.49% of total loans and leases, at December 31, 2019. The $80.8 million increase in nonaccrual loans and leases from December 31, 2019 was substantially driven by the adoption of CECL ($73.4 million of loans previously accounted for as purchased credit impaired were reclassified to nonaccrual loans as of January 1, 2020 due to the adoption of CECL).

Balance Sheet
Loans and leases Loans and leases were $35.9 billion at March 31, 2020, an increase of $1.4 billion, or 4.1%, compared to $34.5 billion at December 31, 2019. The increase from December 31, 2019 was primarily due to growth in the commercial and industrial, commercial real estate and residential mortgage portfolios.

Investment securities The investment securities portfolio was $7.2 billion at March 31, 2020, an increase of $301.4 million, or 4.4%, compared to $6.9 billion at December 31, 2019. The increase from December 31, 2019 was primarily due to purchases of residential agency mortgage-backed securities.

Deposits Deposits were $35.8 billion at March 31, 2020, an increase of $1.3 billion, or 3.9%, compared to $34.5 billion at December 31, 2019. The increase from December 31, 2019 was primarily due to increases in money market deposits of $535.2 million, checking deposit account balances of $322.9 million and savings account balances of $197.8 million, reflecting seasonal increases in addition to lower consumer spending.

Capital The common equity Tier 1 capital ratio was 10.44% at March 31, 2020, compared to 10.99% at December 31, 2019. Our capital ratios as of March 31, 2020 reflect our election of the five-year CECL transition for regulatory capital purposes.

In response to the COVID-19 pandemic, TCF temporarily suspended buybacks under its share repurchase program, but retains the ability to reinstate as circumstances warrant. TCF is well positioned with strong capital and liquidity and is committed to supporting our customers, team members and communities.

TCF's board of directors also declared a regular quarterly cash dividend of $0.35 per common share payable on June 1, 2020 to shareholders of record at the close of business on May 15, 2020. In addition, the board of directors declared a quarterly cash dividend of $0.35625 per depositary share payable on June 1, 2020 to shareholders of record of the depositary shares, representing a 1/1,000th interest in a share of the 5.70% Series C Non-Cumulative Perpetual Preferred Stock, at the close of business on May 15, 2020.

Conference Call Details TCF will host a conference call to discuss first quarter 2020 results on Tuesday, April 28, 2020 at 10:00 a.m. Eastern Time. The conference call will be available via a live webcast on the Investor Relations section of TCF's website, ir.tcfbank.com, and archived for replay. The conference call can also be accessed by dialing (844) 512-2926 and entering access code 6598992. To listen to the replay via phone, please dial (877) 344-7529 and enter access code 10141568. The replay begins approximately one hour after the call is completed on Tuesday, April 28, 2020 and will be available through Tuesday, May 5, 2020.

TCF Financial Corporation (NASDAQ: TCF) is a Detroit, Michigan-based financial holding company with $49 billion in total assets at March 31, 2020 and a top 10 deposit market share in the Midwest. TCF’s primary banking subsidiary, TCF National Bank, is a premier Midwest bank offering consumer and commercial banking, trust and wealth management, and specialty leasing and lending products and services to consumers, small businesses and commercial clients. TCF has approximately 500 branches primarily located in Michigan, Illinois and Minnesota with additional locations in Arizona, Colorado, Ohio, South Dakota and Wisconsin. TCF also conducts business across all 50 states and Canada through its specialty lending and leasing businesses. To learn more about TCF, visit ir.tcfbank.com.

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act
Any statements contained in this earnings release regarding the outlook for the Corporation's businesses and their respective markets, such as projections of future performance, targets, guidance, statements of the Corporation's plans and objectives, forecasts of market trends and other matters are forward-looking statements based on the Corporation's assumptions and beliefs. Such statements may be identified by such words or phrases as "will likely result," "are expected to," "will continue," "outlook," "will benefit," "is anticipated," "estimate," "project," "management believes" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Corporation's future results to differ materially from those expressed or implied in any forward-looking statements contained herein. These factors include the factors discussed in Part I, Item 1A of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2019 under the heading "Risk Factors" or otherwise disclosed in documents filed or furnished by the Corporation with or to the SEC after the filing of such Annual Report on Form 10-K, and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

This release also contains forward-looking statements regarding TCF’s outlook or expectations with respect to the merger. Examples of forward-looking statements include, but are not limited to, statements regarding outlook and expectations with respect to the strategic and financial benefits of the merger, including the expected impact of the transaction on TCF’s future financial performance (including anticipated accretion to earnings per share, the tangible book value earn-back period and other operating and return metrics), the expected costs to be incurred in connection with the merger, and operational aspects of post-merger integration.

Use of Non-GAAP Financial Measures
Management uses the adjusted net income, adjusted diluted earnings per common share, adjusted ROAA, adjusted ROACE, ROATCE, adjusted ROATCE, adjusted efficiency ratio, adjusted net interest income, net interest margin (FTE), adjusted net interest margin (FTE), adjusted noninterest income, adjusted noninterest expense, tangible book value per common share and tangible common equity to tangible assets internally to measure performance and believes that these financial measures not recognized under generally accepted accounting principles in the United States ("GAAP") (i.e. non-GAAP) provide meaningful information to investors that will permit them to assess the Corporation's capital and ability to withstand unexpected market or economic conditions and to assess the performance of the Corporation in relation to other banking institutions on the same basis as that applied by management, analysts and banking regulators. TCF adjusts certain results to exclude merger-related expenses and notable items in addition to presenting net interest income and net interest margin (FTE) excluding purchase accounting accretion and amortization. Management believes these measures are useful to investors in understanding TCF's business and operating results.
These non-GAAP financial measures are not defined by GAAP and other entities may calculate them differently than TCF does. Non-GAAP financial measures have inherent limitations and are not required to be uniformly applied. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a corporation, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to shareholders. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measure may be found in the reconciliation tables included in this press release.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Financial Condition (Unaudited)
						Change From
(Dollars in thousands)	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31, 2019		Mar. 31, 2019
	2020	2019	2019	2019	2019	$	%	$	%
ASSETS:
Cash and cash equivalents:
Cash and due from banks	$713,413	$491,787	$586,060	$294,566	$283,659	$221,626	45.1%	$429,754	151.5%
Interest-bearing deposits with other banks	565,458	736,584	736,954	260,705	180,163	(171,126)	(23.2)	385,295	N.M.
Total cash and cash equivalents	1,278,871	1,228,371	1,323,014	555,271	463,822	50,500	4.1	815,049	175.7
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	484,461	442,440	290,238	105,659	103,644	42,021	9.5	380,817	N.M.
Investment securities:
Available-for-sale, at fair value	7,025,224	6,720,001	5,579,835	3,109,803	2,945,342	305,223	4.5	4,079,882	138.5
Held-to-maturity, at amortized cost	135,619	139,445	144,000	144,919	148,024	(3,826)	(2.7)	(12,405)	(8.4)
Total investment securities	7,160,843	6,859,446	5,723,835	3,254,722	3,093,366	301,397	4.4	4,067,477	131.5
Loans and leases held-for-sale	287,177	199,786	1,436,069	74,410	64,468	87,391	43.7	222,709	N.M.
Loans and leases	35,921,614	34,497,464	33,510,752	19,185,137	19,384,210	1,424,150	4.1	16,537,404	85.3
Allowance for credit losses	(406,383)	(113,052)	(121,218)	(146,503)	(147,972)	(293,331)	N.M.	(258,411)	(174.6)
Loans and leases, net	35,515,231	34,384,412	33,389,534	19,038,634	19,236,238	1,130,819	3.3	16,278,993	84.6
Premises and equipment, net	516,454	533,138	554,194	432,751	429,711	(16,684)	(3.1)	86,743	20.2
Goodwill	1,313,046	1,299,878	1,265,111	154,757	154,757	13,168	1.0	1,158,289	N.M.
Other intangible assets, net	162,887	168,368	215,910	18,885	19,684	(5,481)	(3.3)	143,203	N.M.
Loan servicing rights	47,283	56,313	55,301	19	20	(9,030)	(16.0)	47,263	N.M.
Other assets	1,828,130	1,479,401	1,439,305	991,722	853,005	348,729	23.6	975,125	114.3
Total assets	$48,594,383	$46,651,553	$45,692,511	$24,626,830	$24,418,715	$1,942,830	4.2	$24,175,668	99.0
LIABILITIES AND EQUITY:
Deposits:
Noninterest-bearing	$8,237,916	$7,970,590	$7,979,900	$4,062,912	$4,104,652	$267,326	3.4%	$4,133,264	100.7%
Interest-bearing	27,561,387	26,497,873	27,306,174	15,049,475	14,919,459	1,063,514	4.0	12,641,928	84.7
Total deposits	35,799,303	34,468,463	35,286,074	19,112,387	19,024,111	1,330,840	3.9	16,775,192	88.2
Short-term borrowings	3,482,535	2,669,145	2,607,300	350,764	355,992	813,390	30.5	3,126,543	N.M.
Long-term borrowings	2,600,594	2,354,448	860,482	1,617,531	1,411,426	246,146	10.5	1,189,168	84.3
Other liabilities	1,056,118	1,432,256	1,245,238	835,630	981,341	(376,138)	(26.3)	74,777	7.6
Total liabilities	42,938,550	40,924,312	39,999,094	21,916,312	21,772,870	2,014,238	4.9	21,165,680	97.2
Equity:
Preferred stock	169,302	169,302	169,302	169,302	169,302	—	—	—	—
Common stock	152,186	152,966	153,571	87,944	88,063	(780)	(0.5)	64,123	72.8
Additional paid-in capital	3,433,234	3,462,080	3,478,159	781,788	789,467	(28,846)	(0.8)	2,643,767	N.M.
Retained earnings	1,732,932	1,896,427	1,840,214	1,874,308	1,810,701	(163,495)	(8.6)	(77,769)	(4.3)
Accumulated other comprehensive income	166,170	54,277	56,228	37,334	5,481	111,893	N.M.	160,689	N.M.
Treasury stock at cost and other	(28,140)	(28,037)	(27,370)	(265,016)	(246,621)	(103)	(0.4)	218,481	88.6
Total TCF Financial Corporation shareholders' equity	5,625,684	5,707,015	5,670,104	2,685,660	2,616,393	(81,331)	(1.4)	3,009,291	115.0
Non-controlling interest	30,149	20,226	23,313	24,858	29,452	9,923	49.1	697	2.4
Total equity	5,655,833	5,727,241	5,693,417	2,710,518	2,645,845	(71,408)	(1.2)	3,009,988	113.8
Total liabilities and equity	$48,594,383	$46,651,553	$45,692,511	$24,626,830	$24,418,715	$1,942,830	4.2	$24,175,668	99.0
N.M. Not Meaningful

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Quarter Ended					Change From
(Dollars in thousands)	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31, 2019		Mar. 31, 2019
	2020	2019	2019	2019	2019	$	%	$	%
Interest income:
Interest and fees on loans and leases	$443,096	$446,738	$417,370	$283,282	$283,238	$(3,642)	(0.8)%	$159,858	56.4%
Interest on investment securities:
Taxable	40,920	36,282	31,038	22,041	16,666	4,638	12.8	24,254	145.5
Tax-exempt	4,349	4,374	3,385	1,208	2,684	(25)	(0.6)	1,665	62.0
Interest on loans held-for-sale	1,561	15,767	1,408	599	825	(14,206)	(90.1)	736	89.2
Interest on other earning assets	5,466	6,617	6,607	3,651	3,481	(1,151)	(17.4)	1,985	57.0
Total interest income	495,392	509,778	459,808	310,781	306,894	(14,386)	(2.8)	188,498	61.4
Interest expense:
Interest on deposits	67,419	77,003	70,900	40,646	37,608	(9,584)	(12.4)	29,811	79.3
Interest on borrowings	26,492	24,022	17,115	16,078	14,857	2,470	10.3	11,635	78.3
Total interest expense	93,911	101,025	88,015	56,724	52,465	(7,114)	(7.0)	41,446	79.0
Net interest income	401,481	408,753	371,793	254,057	254,429	(7,272)	(1.8)	147,052	57.8
Provision for credit losses	96,943	14,403	27,188	13,569	10,122	82,540	N.M.	86,821	N.M.
Net interest income after provision for credit losses	304,538	394,350	344,605	240,488	244,307	(89,812)	(22.8)	60,231	24.7
Noninterest income:
Fees and service charges on deposit accounts	34,597	39,356	34,384	27,842	26,278	(4,759)	(12.1)	8,319	31.7
Leasing revenue	33,565	46,686	39,590	39,277	38,165	(13,121)	(28.1)	(4,600)	(12.1)
Card and ATM revenue	21,685	24,751	23,315	20,496	18,659	(3,066)	(12.4)	3,026	16.2
Net gains (losses) on sales of loans and leases	20,590	12,934	(5,984)	11,141	8,217	7,656	59.2	12,373	150.6
Servicing fee revenue	6,792	6,022	5,121	4,523	5,110	770	12.8	1,682	32.9
Wealth management revenue	6,151	6,172	4,241	—	—	(21)	(0.3)	6,151	N.M.
Net gains on investment securities	—	8	5,900	1,066	451	(8)	(100.0)	(451)	(100.0)
Other	13,583	22,123	(12,309)	5,373	6,624	(8,540)	(38.6)	6,959	105.1
Total noninterest income	136,963	158,052	94,258	109,718	103,504	(21,089)	(13.3)	33,459	32.3
Noninterest expense:
Compensation and employee benefits	171,528	180,969	155,745	116,266	123,942	(9,441)	(5.2)	47,586	38.4
Occupancy and equipment	57,288	56,771	49,229	41,850	41,710	517	0.9	15,578	37.3
Lease financing equipment depreciation	18,450	18,629	19,408	19,133	19,256	(179)	(1.0)	(806)	(4.2)
Net foreclosed real estate and repossessed assets	1,859	4,242	2,203	2,448	4,630	(2,383)	(56.2)	(2,771)	(59.8)
Merger-related expenses	36,728	47,025	111,259	4,226	9,458	(10,297)	(21.9)	27,270	N.M.
Other	88,746	108,935	87,776	52,926	54,079	(20,189)	(18.5)	34,667	64.1
Total noninterest expense	374,599	416,571	425,620	236,849	253,075	(41,972)	(10.1)	121,524	48.0
Income before income tax expense	66,902	135,831	13,243	113,357	94,736	(68,929)	(50.7)	(27,834)	(29.4)
Income tax expense (benefit)	13,086	21,375	(11,735)	19,314	21,287	(8,289)	(38.8)	(8,201)	(38.5)
Income after income tax expense	53,816	114,456	24,978	94,043	73,449	(60,640)	(53.0)	(19,633)	(26.7)
Income attributable to non-controlling interest	1,917	2,057	2,830	3,616	2,955	(140)	(6.8)	(1,038)	(35.1)
Net income attributable to TCF Financial Corporation	51,899	112,399	22,148	90,427	70,494	(60,500)	(53.8)	(18,595)	(26.4)
Preferred stock dividends	2,493	2,494	2,494	2,494	2,493	(1)	—	—	—
Net income available to common shareholders	$49,406	$109,905	$19,654	$87,933	$68,001	$(60,499)	(55.0)	$(18,595)	(27.3)
N.M. Not Meaningful

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields and Rates (Unaudited)
	Quarter Ended
	Mar. 31, 2020			Dec. 31, 2019			Mar. 31, 2019
	Average		Yields &	Average		Yields &	Average		Yields &
(Dollars in thousands)	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Federal Home Loan Bank and Federal Reserve Bank stocks	$454,675	$3,152	2.79%	$388,640	$3,170	3.24%	$105,135	$961	3.70%
Investment securities held-to-maturity	136,277	560	1.64	140,434	889	2.53	147,556	535	1.45
Investment securities available-for-sale:
Taxable	5,892,006	40,360	2.74	4,960,520	35,393	2.85	2,121,196	16,131	3.04
Tax-exempt(3)	773,468	5,503	2.85	778,994	5,536	2.84	516,995	3,397	2.63
Loans and leases held-for-sale	138,058	1,561	4.53	1,121,326	15,767	5.58	55,204	825	6.05
Loans and leases(3)(4)
Commercial and industrial	11,827,315	160,802	5.42	10,955,937	156,246	5.63	6,495,163	106,716	6.63
Commercial real estate	9,291,540	117,743	5.01	9,057,834	124,431	5.38	2,917,631	37,737	5.17
Lease financing	2,682,323	34,156	5.09	2,616,360	33,431	5.11	2,527,346	32,384	5.13
Residential mortgage	6,113,279	61,379	4.02	6,023,647	61,072	4.05	2,345,881	29,458	5.07
Consumer installment	1,517,412	19,742	5.23	1,546,952	19,382	4.97	1,852,813	25,500	5.58
Home equity	3,514,278	51,103	5.85	3,604,153	53,910	5.93	3,048,128	52,452	6.98
Total loans and leases(3)(4)	34,946,147	444,925	5.08	33,804,883	448,472	5.24	19,186,962	284,247	5.97
Interest-bearing deposits with banks and other	538,971	2,314	1.72	656,555	3,448	2.07	261,556	2,520	3.87
Total interest-earning assets	42,879,602	498,375	4.64	41,851,352	512,675	4.85	22,394,604	308,616	5.55
Other assets	4,105,824			4,268,162			1,712,337
Total assets	$46,985,426			$46,119,514			$24,106,941
LIABILITIES AND EQUITY:
Noninterest-bearing deposits	$7,929,933			$7,968,769			$3,919,746
Interest-bearing deposits:
Checking	5,990,309	5,830	0.39%	5,891,566	7,614	0.51%	2,457,767	387	0.06%
Savings	8,589,815	13,669	0.64	8,404,460	14,993	0.71	6,253,992	10,670	0.69
Money market	4,792,248	14,855	1.25	4,463,476	15,537	1.38	1,490,631	4,453	1.21
Certificates of deposit	7,329,632	33,065	1.81	7,825,573	38,859	1.97	4,622,120	22,098	1.94
Total interest-bearing deposits	26,702,004	67,419	1.02	26,585,075	77,003	1.15	14,824,510	37,608	1.03
Total deposits	34,631,937	67,419	0.78	34,553,844	77,003	0.88	18,744,256	37,608	0.81
Borrowings:
Short-term borrowings	2,689,262	10,582	1.56	2,585,682	11,403	1.73	293,499	1,957	2.67
Long-term borrowings	2,608,204	15,910	2.42	1,739,852	12,620	2.87	1,500,832	12,900	3.44
Total borrowings	5,297,466	26,492	1.98	4,325,534	24,023	2.19	1,794,331	14,857	3.31
Total interest-bearing liabilities	31,999,470	93,911	1.18	30,910,609	101,026	1.29	16,618,841	52,465	1.28
Total deposits and borrowings	39,929,403	93,911	0.94	38,879,378	101,026	1.03	20,538,587	52,465	1.03
Accrued expenses and other liabilities	1,425,536			1,549,017			989,104
Total liabilities	41,354,939			40,428,395			21,527,691
Total TCF Financial Corporation shareholders' equity	5,605,159			5,667,436			2,554,729
Non-controlling interest in subsidiaries	25,328			23,683			24,521
Total equity	5,630,487			5,691,119			2,579,250
Total liabilities and equity	$46,985,426			$46,119,514			$24,106,941
Net interest spread (FTE)			3.70%			3.82%			4.52%
Net interest income(FTE) and net interest margin(FTE)		$404,464	3.76%		$411,649	3.89%		$256,151	4.61%
Reconciliation to Reported Net Interest Income
Net interest income (FTE)		$404,464			$411,649			$256,151
Adjustments for taxable equivalent interest(1)(3)
Loans and leases		(1,829)			(1,734)			(1,009)
Tax-exempt investment securities		(1,154)			(1,162)			(713)
Total FTE adjustments		(2,983)			(2,896)			(1,722)
Net interest income (GAAP)		$401,481			$408,753			$254,429
Net interest margin (GAAP)		3.73%			3.86%			4.58%

(1)	Interest and yields are presented on a fully tax-equivalent basis.

(2)	Annualized.

(3)	The yield on tax-exempt loans and investment securities available-for-sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 21%.

(4)	Average balances of loans and leases include nonaccrual loans and leases and are presented net of unearned income.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Quarterly Average Balance Sheets (Unaudited)

	Quarter Ended					Change From
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31, 2019		Mar. 31, 2019
(Dollars in thousands)	2020	2019	2019	2019	2019	$	%	$	%
ASSETS:
Federal Home Loan Bank and Federal Reserve Bank stocks	$454,675	$388,640	$230,767	$112,118	$105,135	$66,035	17.0%	$349,540	N.M.
Investment securities held-to-maturity	136,277	140,434	143,078	146,296	147,556	(4,157)	(3.0)	(11,279)	(7.6)%
Investment securities available-for-sale:
Taxable	5,892,006	4,960,520	4,232,878	2,711,984	2,121,196	931,486	18.8	3,770,810	177.8
Tax-exempt	773,468	778,994	643,576	222,534	516,995	(5,526)	(0.7)	256,473	49.6
Loans and leases held-for-sale	138,058	1,121,326	118,482	40,835	55,204	(983,268)	(87.7)	82,854	150.1
Loans and leases(1) :
Commercial and industrial	11,827,315	10,955,937	9,290,978	6,683,060	6,495,163	871,378	8.0	5,332,152	82.1
Commercial real estate	9,291,540	9,057,834	6,964,643	3,069,969	2,917,631	233,706	2.6	6,373,909	N.M.
Lease financing	2,682,323	2,616,360	2,570,567	2,565,175	2,527,346	65,963	2.5	154,977	6.1
Residential mortgage	6,113,279	6,023,647	4,853,627	2,337,818	2,345,881	89,632	1.5	3,767,398	160.6
Consumer installment	1,517,412	1,546,952	2,389,830	1,586,633	1,852,813	(29,540)	(1.9)	(335,401)	(18.1)
Home equity	3,514,278	3,604,153	3,433,830	2,997,050	3,048,128	(89,875)	(2.5)	466,150	15.3
Total loans and leases(1)	34,946,147	33,804,883	29,503,475	19,239,705	19,186,962	1,141,264	3.4	15,759,185	82.1
Interest-bearing deposits with banks and other	538,971	656,555	933,014	280,075	261,556	(117,584)	(17.9)	277,415	106.1
Total interest-earning assets	42,879,602	41,851,352	35,805,270	22,753,547	22,394,604	1,028,250	2.5	20,484,998	91.5
Other assets	4,105,824	4,268,162	3,289,096	1,730,275	1,712,337	(162,338)	(3.8)	2,393,487	139.8
Total assets	$46,985,426	$46,119,514	$39,094,366	$24,483,822	$24,106,941	$865,912	1.9	$22,878,485	94.9
LIABILITIES AND EQUITY:
Noninterest-bearing deposits	$7,929,933	$7,968,769	$6,564,195	$3,980,811	$3,919,746	$(38,836)	(0.5)	$4,010,187	102.3%
Interest-bearing deposits:
Checking	5,990,309	5,891,566	4,805,843	2,479,814	2,457,767	98,743	1.7	3,532,542	143.7
Savings	8,589,815	8,404,460	7,676,165	6,452,510	6,253,992	185,355	2.2	2,335,823	37.3
Money market	4,792,248	4,463,476	3,490,922	1,430,556	1,490,631	328,772	7.4	3,301,617	N.M.
Certificates of deposit	7,329,632	7,825,573	7,320,720	4,527,822	4,622,120	(495,941)	(6.3)	2,707,512	58.6
Total interest-bearing deposits	26,702,004	26,585,075	23,293,650	14,890,702	14,824,510	116,929	0.4	11,877,494	80.1
Total deposits	34,631,937	34,553,844	29,857,845	18,871,513	18,744,256	78,093	0.2	15,887,681	84.8
Borrowings:
Short-term borrowings	2,689,262	2,585,682	1,884,228	321,043	293,499	103,580	4.0	2,395,763	N.M.
Long-term borrowings	2,608,204	1,739,852	1,472,150	1,657,527	1,500,832	868,352	49.9	1,107,372	73.8
Total borrowings	5,297,466	4,325,534	3,356,378	1,978,570	1,794,331	971,932	22.5	3,503,135	195.2
Total interest-bearing liabilities	31,999,470	30,910,609	26,650,028	16,869,272	16,618,841	1,088,861	3.5	15,380,629	92.5
Total deposits and borrowings	39,929,403	38,879,378	33,214,223	20,850,083	20,538,587	1,050,025	2.7	19,390,816	94.4
Accrued expenses and other liabilities	1,425,536	1,549,017	1,197,014	969,723	989,104	(123,481)	(8.0)	436,432	44.1
Total liabilities	41,354,939	40,428,395	34,411,237	21,819,806	21,527,691	926,544	2.3	19,827,248	92.1
Total TCF Financial Corporation shareholders' equity	5,605,159	5,667,436	4,657,613	2,634,386	2,554,729	(62,277)	(1.1)	3,050,430	119.4
Non-controlling interest in subsidiaries	25,328	23,683	25,516	29,630	24,521	1,645	6.9	807	3.3
Total equity	5,630,487	5,691,119	4,683,129	2,664,016	2,579,250	(60,632)	(1.1)	3,051,237	118.3
Total liabilities and equity	$46,985,426	$46,119,514	$39,094,366	$24,483,822	$24,106,941	$865,912	1.9	$22,878,485	94.9
N.M. Not Meaningful

(1)	Average balances of loans and leases include nonaccrual loans and leases and are presented net of unearned income.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Quarterly Yields and Rates(1)(2) (Unaudited)

	Quarter Ended					Change From
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2020	2019	2019	2019	2019	2019		2019
ASSETS:
Federal Home Loan Bank and Federal Reserve Bank stocks	2.79%	3.24%	1.39%	3.91%	3.70%	(45)	bps	(91)	bps
Investment securities held-to-maturity	1.64	2.53	1.68	2.53	1.45	(89)		19
Investment securities available-for-sale:
Taxable	2.74	2.85	2.88	3.11	3.04	(11)		(30)
Tax-exempt(3)	2.85	2.84	2.66	2.75	2.63	1		22
Loans and leases held-for-sale	4.53	5.58	4.74	5.88	6.05	(105)		(152)
Loans and leases(3)
Commercial and industrial	5.42	5.63	6.25	6.56	6.63	(21)		(121)
Commercial real estate	5.01	5.38	5.45	5.05	5.17	(37)		(16)
Lease financing	5.09	5.11	5.11	5.13	5.13	(2)		(4)
Residential mortgage	4.02	4.05	4.23	4.91	5.07	(3)		(105)
Consumer installment	5.23	4.97	5.73	5.63	5.58	26		(35)
Home equity	5.85	5.93	6.49	6.90	6.98	(8)		(113)
Total loans and leases(3)	5.08	5.24	5.62	5.91	5.97	(16)		(89)
Interest-bearing deposits with banks and other	1.72	2.07	2.44	3.64	3.87	(35)		(215)

Total interest-earning assets	4.64	4.85	5.11	5.48	5.55	(21)		(91)

LIABILITIES:
Interest-bearing deposits:
Checking	0.39	0.51	0.46	0.07	0.06	(12)		33
Savings	0.64	0.71	0.73	0.77	0.69	(7)		(5)
Money market	1.25	1.38	1.48	1.29	1.21	(13)		4
Certificates of deposit	1.81	1.97	2.07	2.06	1.94	(16)		(13)
Total interest-bearing deposits	1.02	1.15	1.21	1.09	1.03	(13)		(1)
Total deposits	0.78	0.88	0.94	0.86	0.81	(10)		(3)
Borrowings:
Short-term borrowings	1.56	1.73	1.11	2.63	2.67	(17)		(111)
Long-term borrowings	2.42	2.87	3.17	3.34	3.44	(45)		(102)
Total borrowings	1.98	2.19	2.01	3.23	3.31	(21)		(133)

Total interest-bearing liabilities	1.18	1.29	1.31	1.34	1.28	(11)		(10)

Net interest margin (FTE)	3.76	3.89	4.14	4.49	4.61	(13)		(85)

(1)	Annualized.

(2)	Yields are presented on a fully tax-equivalent basis.

(3)	The yield on tax-exempt loans and investment securities available-for-sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 21%.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Composition of Loans (Unaudited)

	Quarter Ended					Change From
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31, 2019		Mar. 31, 2019
(Dollars in thousands)	2020	2019	2019	2019	2019	$	%	$
Commercial and industrial	$12,326,943	$11,439,602	$10,913,343	$6,666,106	$6,852,373	$887,341	7.8%	$5,474,570
Commercial real estate	9,486,904	9,136,870	8,773,970	3,168,774	2,904,379	350,034	3.8	6,582,525
Lease financing	2,708,998	2,699,869	2,594,373	2,582,613	2,551,344	9,129	0.3	157,654
Total commercial loan and lease portfolio	24,522,845	23,276,341	22,281,686	12,417,493	12,308,096	1,246,504	5.4	12,214,749
Residential mortgage	6,435,314	6,179,805	6,057,404	2,368,411	2,376,878	255,509	4.1	4,058,436
Consumer installment	1,509,953	1,542,411	1,562,252	1,474,480	1,722,557	(32,458)	(2.1)	(212,604)
Home equity	3,453,502	3,498,907	3,609,410	2,924,753	2,976,679	(45,405)	(1.3)	476,823
Total consumer loan portfolio	11,398,769	11,221,123	11,229,066	6,767,644	7,076,114	177,646	1.6	4,322,655
Total	$35,921,614	$34,497,464	$33,510,752	$19,185,137	$19,384,210	$1,424,150	4.1	$16,537,404

Composition of Deposits (Unaudited)

	Quarter Ended					Change From
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31, 2019		Mar. 31, 2019
(Dollars in thousands)	2020	2019	2019	2019	2019	$	%	$
Noninterest-bearing deposits	$8,237,916	$7,970,590	$7,979,900	$4,062,912	$4,104,652	$267,326	3.4%	$4,133,264
Interest-bearing deposits:
Checking	6,289,046	5,966,178	6,266,740	2,498,042	2,532,688	322,868	5.4	3,756,358
Savings	8,703,864	8,506,058	8,347,541	6,503,102	6,426,465	197,806	2.3	2,277,399
Money market	5,105,285	4,570,081	4,305,921	1,443,004	1,468,308	535,204	11.7	3,636,977
Certificates of deposit	7,463,192	7,455,556	8,385,972	4,605,327	4,491,998	7,636	0.1	2,971,194
Total interest-bearing deposits	27,561,387	26,497,873	27,306,174	15,049,475	14,919,459	1,063,514	4.0	12,641,928
Total deposits	$35,799,303	$34,468,463	$35,286,074	$19,112,387	$19,024,111	$1,330,840	3.9	$16,775,192

Summary of Credit Quality Data

Allowance for Credit Losses (Unaudited)

	Mar. 31,		Jan. 1,	Dec. 31,		Sep. 30,		Jun. 30,		Mar. 31,
	2020		2020	2019		2019		2019		2019
(Dollars in thousands)	Balance	% of Portfolio	Adjusted for adoption of CECL	Balance	% of Portfolio	Balance	% of Portfolio	Balance	% of Portfolio	Balance	% of Portfolio
Commercial and industrial	$117,507	0.95%	$93,884	$42,430	0.38%	$39,974	0.37%	$38,605	0.59%	$38,639	0.57%
Commercial real estate	86,209	0.91	67,620	27,308	0.29	24,090	0.27	22,747	0.70	20,659	0.70
Lease financing	27,610	1.02	21,631	14,742	0.55	14,367	0.55	14,440	0.56	14,377	0.56
Residential mortgage	97,185	1.51	72,939	8,099	0.13	19,816	0.33	21,102	0.89	20,281	0.85
Consumer installment	20,178	1.34	15,967	2,678	0.17	1,859	0.12	26,731	1.81	30,477	1.77
Home equity	57,694	1.67	47,003	17,795	0.51	21,112	0.58	22,878	0.78	23,539	0.79
Total	$406,383	1.13%	$319,044	$113,052	0.33%	$121,218	0.36%	$146,503	0.76%	$147,972	0.76%

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Summary of Credit Quality Data (Unaudited), Continued

Changes in Allowance for Credit Losses

	Quarter Ended					Change From
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Mar. 31,
(Dollars in thousands)	2020	2019	2019	2019	2019	2019	2019
Balance, beginning of period	$113,052	$121,218	$146,503	$147,972	$157,446	$(8,166)	$(44,394)
Impact of CECL adoption	205,992	—	—	—	—	205,992	205,992
Adjusted balance, beginning of period	319,044	121,218	146,503	147,972	157,446	197,826	161,598
Charge-offs	(15,649)	(16,891)	(35,547)	(21,066)	(24,431)	1,242	8,782
Recoveries	10,172	10,654	6,969	6,984	5,777	(482)	4,395
Net (charge-offs) recoveries	(5,477)	(6,237)	(28,578)	(14,082)	(18,654)	760	13,177
Provision for credit losses related to loans and leases(1)	92,990	14,403	27,188	13,569	10,122	78,587	82,868
Other(2)	(174)	(16,332)	(23,895)	(956)	(942)	16,158	768
Balance, end of period	$406,383	$113,052	$121,218	$146,503	$147,972	$293,331	$258,411

(1)
Provision for credit losses related to loans and leases excludes the provision related to the unfunded commitment liability of $4.0 million and other assets from the total provision for credit losses for the three months ended March 31, 2020.

(2)	Primarily includes the transfer of the allowance for credit losses to loans and leases held-for-sale.

Net Charge-offs

	Quarter Ended
	Mar. 31,		Dec. 31,		Sep. 30,		Jun. 30,		Mar. 31,
	2020		2019		2019		2019		2019
(Dollars in thousands)	Balance	Rate(1)	Balance	Rate(1)	Balance	Rate(1)	Balance	Rate(1)	Balance	Rate(1)
Commercial and industrial	$(4,022)	0.14%	$(5,736)	0.21%	$(17,631)	0.76%	$(5,820)	0.35%	$(5,259)	0.32%
Commercial real estate	563	(0.02)	(7)	—	13	—	9	—	5	—
Lease financing	(878)	0.13	(1,749)	0.27	(2,192)	0.34	(966)	0.15	(1,391)	0.22
Residential mortgage	355	(0.02)	1,552	(0.10)	(189)	0.02	(80)	0.01	(468)	0.08
Consumer installment	(1,249)	0.33	(2,577)	0.67	(8,984)	1.50	(6,990)	1.76	(11,561)	2.50
Home equity	(246)	0.03	2,280	(0.25)	405	(0.05)	(235)	0.03	20	—
Total	$(5,477)	0.06%	$(6,237)	0.07%	$(28,578)	0.39%	$(14,082)	0.29%	$(18,654)	0.39%
(1) Annualized net charge-off rate based on average loans and leases.

Over 90-Day Delinquencies as a Percentage of Portfolio(1)
						Change From
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2020	2019	2019	2019	2019	2019		2019
Commercial and industrial	—%	—%	0.02%	—%	—%	—	bps	—	bps
Commercial real estate	0.02	0.02	0.09	—	—	—		2
Lease financing	0.11	0.07	0.09	0.12	0.10	4		1
Residential mortgage	0.01	0.01	0.01	0.05	0.07	—		(6)
Consumer installment	—	0.01	—	0.14	0.14	(1)		(14)
Home equity	0.01	—	—	—	—	1		1
Subtotal	0.02	0.01	0.04	0.03	0.04	1		(2)
Portfolios acquired with deteriorated credit quality(2)	N/A	10.43	5.47	18.92	6.75	N/A		N/A
Total delinquencies	0.02%	0.09%	0.09%	0.04%	0.04%	(7)		(2)

(1)	Excludes nonaccrual loans and leases.

(2)
Prior to the adoption of CECL as of January 1, 2020, purchased credit impaired loans were not classified as nonaccrual loans because they were recorded at their net realizable value based on the principal and interest expected to be collected on the loans.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Summary of Credit Quality Data (Unaudited), Continued

Nonperforming Assets
						Change From
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
(Dollars in thousands)	2020	2019	2019	2019	2019	2019		2019
Nonaccrual loans and leases:
Commercial and industrial	$84,157	$53,812	$55,039	$18,483	$17,150	$30,345		$67,007
Commercial real estate	47,032	29,735	26,518	545	607	17,297		46,425
Lease financing	13,170	10,957	11,503	12,886	10,976	2,213		2,194
Residential mortgage	61,980	38,577	48,816	34,760	35,227	23,403		26,753
Consumer installment	989	714	636	8,633	9,034	275		(8,045)
Home equity	43,147	35,863	39,296	32,686	30,291	7,284		12,856
Total nonaccrual loans and leases(1)	$250,475	$169,658	$181,808	$107,993	$103,285	$80,817		$147,190
Other real estate owned	38,914	34,256	27,638	11,964	18,361	4,658		20,553
Total nonperforming assets	289,389	203,914	209,446	119,957	121,646	85,475		167,743

Nonaccrual loans and leases as a percentage of total loans and leases(1)	0.70%	0.49%	0.54%	0.56%	0.53%	21	bps	17	bps
Allowance for credit losses as a percentage of nonaccrual loans and leases(1)	162.24	66.64	66.67	135.66	143.27	9,560		1,897
Nonperforming assets as a percentage of total loans and leases and other real estate owned(1)	0.80	0.59	0.62	0.62	0.63	21		17

(1)
Prior to the adoption of CECL as of January 1, 2020, purchased credit impaired loans were not classified as nonaccrual loans because they were recorded at their net realizable value based on the principal and interest expected to be collected on the loans. At January 1, 2020, $73.4 million of previous purchased credit impaired loans were reclassified to nonaccrual loans as a result of the adoption of CECL.

Consolidated Capital Information (Unaudited)
						Change From
(Dollars in thousands, except per share data)	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2020	2019	2019	2019	2019	2019		2019
Dividends declared per common share	$0.35	$0.35	$0.35	$0.30	$0.30	0.0%		16.7%
Book value per common share	35.85	36.20	35.82	30.43	29.38	(1.0)		22.0
Tangible book value per common share(1)	26.16	26.60	26.18	28.33	27.28	(1.7)		(4.1)
Common equity to assets	11.23%	11.87%	12.04%	10.22%	10.02%	(64)	bps	121	bps
Tangible common equity to tangible assets(1)	8.45	9.01	9.09	9.58	9.37	(56)		(92)

Regulatory Capital:(2)
Common equity Tier 1 capital	$4,026,304	$4,050,826	$4,009,214	$2,305,706	$2,266,244	(0.6)%		77.7%
Tier 1 capital	4,225,755	4,236,648	4,197,706	2,495,178	2,459,132	(0.3)		71.8
Total capital	4,744,899	4,681,630	4,652,708	2,811,347	2,792,419	1.4		69.9

Common equity Tier 1 capital ratio	10.44%	10.99%	10.88%	10.99%	10.79%	(55)	bps	(35)	bps
Tier 1 risk-based capital ratio	10.96	11.49	11.40	11.90	11.71	(53)		(75)
Total risk-based capital ratio	12.31	12.70	12.63	13.40	13.30	(39)		(99)
Tier 1 leverage ratio	9.27	9.49	11.16	10.26	10.26	(22)		(99)

(1)	See "Reconciliation of GAAP to Non-GAAP Financial Measures" tables.

(2)	March 31, 2020 amounts are preliminary pending completion and filing of the Corporation's regulatory reports and reflect our election of the five-year CECL transition for regulatory capital purposes.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)

Computation of adjusted diluted earnings per common share:

		Quarter Ended
		Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands, except per share data)		2020	2019	2019	2019	2019
Net income available to common shareholders		$49,406	$109,905	$19,654	$87,933	$68,001
Earnings allocated to participating securities		—	—	—	(17)	(13)
Earnings allocated to common stock	(a)	49,406	109,905	19,654	87,916	67,988
Merger-related expenses		36,728	47,025	111,259	4,226	9,458
Notable items:
Sale of legacy TCF auto finance portfolio and related expenses(1)		3,063	12,864	19,264	—	—
Termination of interest rate swaps(2)		—	—	17,302	—	—
Gain on sale of certain investment securities(3)		—	—	(5,869)	—	—
Write-down of company-owned vacant land parcels and branch exit costs(4)		—	3,494	5,890	—	—
Pension fair valuation adjustment(4)		—	6,341	—	—	—
Loan servicing rights (recovery) impairment(2)		8,236	(638)	4,520	—	—
Total notable items		11,299	22,061	41,107	—	—
Related income tax expense, net of benefits(5)		(10,071)	(19,904)	(46,213)	(1,003)	(2,252)
Total adjustments, net of tax		37,956	49,182	106,153	3,223	7,206
Adjusted earnings allocated to common stock	(b)	$87,362	$159,087	$125,807	$91,139	$75,194

Weighted-average common shares outstanding used in diluted earnings per common share calculation(6)	(c)	152,114,017	152,658,766	128,754,588	82,298,920	82,245,577

Diluted earnings per common share	(a)/(c)	$0.32	$0.72	$0.15	$1.07	$0.83
Adjusted diluted earnings per common share	(b)/(c)	0.57	1.04	0.98	1.11	0.91

Net income attributable to TCF		$51,899	$112,399	$22,148	$90,427	$70,494
Total adjustments, net of tax		37,956	49,182	106,153	3,223	7,206
Adjusted net income attributable to TCF		$89,855	$161,581	$128,301	$93,650	$77,700

(1)
First quarter 2020 amount included within occupancy and equipment ($1.6 million), compensation and employee benefits ($0.9 million) and other noninterest expense ($0.6 million).Fourth quarter 2019 amount included within net gains (losses) on sales of loans and leases ($8.2 million), other noninterest expense ($2.2 million), occupancy and equipment ($1.5 million) and compensation and employee benefits ($0.9 million). Third quarter 2019 amount included within net gains (losses) on sales of loans and leases.

(2)	Included within Other noninterest income.

(3)	Included within Net gains on investment securities.

(4)	Included within Other noninterest expense.

(5)	Included within Income tax expense (benefit).

(6)	Assumes conversion of common shares, as applicable.

Computation of adjusted net interest income and margin:

	Quarter Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands)	2020	2019	2019	2019	2019
Net Interest Income	$401,481	$408,753	$371,793	$254,057	$254,429
Purchase accounting accretion and amortization	(25,258)	(30,523)	(28,411)	—	—
Adjusted net interest income, excluding purchase accounting accretion and amortization	$376,223	$378,230	$343,382	$254,057	$254,429
Net interest margin (FTE)	3.76%	3.89%	4.14%	4.49%	4.61%
Purchase accounting accretion and amortization impact	(0.23)	(0.29)	(0.31)	—	—
Adjusted net interest margin, excluding purchase accounting accretion and amortization (FTE)	3.53%	3.60%	3.83%	4.49%	4.61%

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited), Continued

Computation of adjusted return on average assets, common equity, average tangible common equity:

		Quarter Ended
		Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands)		2020	2019	2019	2019	2019
Adjusted net income after tax expense:
Income after tax expense	(a)	$53,816	$114,456	$24,978	$94,043	$73,449
Merger-related expenses		36,728	47,025	111,259	4,226	9,458
Notable items		11,299	22,061	41,107	—	—
Related income tax expense, net of tax benefits		(10,071)	(19,904)	(46,213)	(1,003)	(2,252)
Adjusted net income after tax expense for ROAA calculation	(b)	91,772	163,638	131,131	97,266	80,655
Net income available to common shareholders	(c)	49,406	109,905	19,654	87,933	68,001
Other intangibles amortization		5,480	5,505	4,544	798	812
Related income tax expense		(1,149)	(1,284)	(1,085)	(189)	(193)
Net income available to common shareholders used in ROATCE calculation	(d)	53,737	114,126	23,113	88,542	68,620

Adjusted net income available to common shareholders:
Net income available to common shareholders		49,406	109,905	19,654	87,933	68,001
Notable items		11,299	22,061	41,107	—	—
Merger-related expenses		36,728	47,025	111,259	4,226	9,458
Related income tax expense, net of tax benefits		(10,071)	(19,904)	(46,213)	(1,003)	(2,252)
Net income available to common shareholders used in adjusted ROACE calculation	(e)	87,362	159,087	125,807	91,156	75,207
Other intangibles amortization		5,480	5,505	4,544	798	812
Related income tax expense		(1,149)	(1,284)	(1,085)	(189)	(193)
Net income available to common shareholders used in adjusted ROATCE calculation	(f)	91,693	163,308	129,266	91,765	75,826
Average balances:
Average assets	(g)	46,985,426	46,119,514	39,094,366	24,483,822	24,106,941
Total equity		5,630,487	5,691,119	4,683,129	2,664,016	2,579,250
Non-controlling interest in subsidiaries		(25,328)	(23,683)	(25,516)	(29,630)	(24,521)
Total TCF Financial Corporation shareholders' equity		5,605,159	5,667,436	4,657,613	2,634,386	2,554,729
Preferred stock		(169,302)	(169,302)	(169,302)	(169,302)	(169,302)
Average total common shareholders' equity used in ROACE calculation	(h)	5,435,857	5,498,134	4,488,311	2,465,084	2,385,427
Goodwill, net		(1,301,080)	(1,266,166)	(890,155)	(154,757)	(154,757)
Other intangibles, net		(166,298)	(211,294)	(142,925)	(19,270)	(20,080)
Average tangible common shareholders' equity used in ROATCE calculation	(i)	$3,968,479	$4,020,674	$3,455,231	$2,291,057	$2,210,590

ROAA(1)	(a)/(g)	0.46%	0.99%	0.26%	1.54%	1.22%
Adjusted ROAA(1)	(b)/(g)	0.78	1.42	1.34	1.59	1.34
ROACE(1)	(c)/(h)	3.64	8.00	1.75	14.27	11.40
Adjusted ROACE(1)	(e)/(h)	6.43	11.57	11.21	14.79	12.61
ROATCE(1)	(d)/(i)	5.42	11.35	2.68	15.46	12.42
Adjusted ROATCE(1)	(f)/(i)	9.24	16.25	14.96	16.02	13.72

(1)	Annualized.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited), Continued

Computation of adjusted efficiency ratio, noninterest income and noninterest expense:

		Quarter Ended
		Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands)		2020	2019	2019	2019	2019
Noninterest expense	(a)	$374,599	$416,571	$425,620	$236,849	$253,075
Merger-related expenses		(36,728)	(47,025)	(111,259)	(4,226)	(9,458)
Write-down of company-owned vacant land parcels and branch exit costs		—	(3,494)	(5,890)	—	—
Expenses related to the sale of Legacy TCF auto finance portfolio		(3,063)	(4,670)	—	—	—
Pension fair valuation adjustment		—	(6,341)	—	—	—
Adjusted noninterest expense		334,808	355,041	308,471	232,623	243,617
Lease financing equipment depreciation		(18,450)	(18,629)	(19,408)	(19,133)	(19,256)
Amortization of intangibles		(5,480)	(5,505)	(4,544)	(798)	(812)
Impairment of federal historic tax credits		(1,521)	(4,030)	—	—	—
Adjusted noninterest expense, efficiency ratio	(b)	309,357	326,877	284,519	212,692	223,549

Net interest income		401,481	408,753	371,793	254,057	254,429
Noninterest income		136,963	158,052	94,258	109,718	103,504
Total revenue	(c)	538,444	566,805	466,051	363,775	357,933

Noninterest income		136,963	158,052	94,258	109,718	103,504
Sale of Legacy TCF auto finance portfolio		—	8,194	19,264	—	—
Termination of interest rate swaps		—	—	17,302	—	—
Gain on sales of certain investment securities		—	—	(5,869)	—	—
Loan servicing rights impairment (recovery)		8,236	(638)	4,520	—	—
Adjusted noninterest income		145,199	165,608	129,475	109,718	103,504
Net interest income		401,481	408,753	371,793	254,057	254,429
Net interest income FTE adjustment		2,983	2,896	2,488	1,337	1,722
Adjusted net interest income		404,464	411,649	374,281	255,394	256,151
Lease financing equipment depreciation		(18,450)	(18,629)	(19,408)	(19,133)	(19,256)
Adjusted total revenue, efficiency ratio	(d)	$531,213	$558,628	$484,348	$345,979	$340,399

Efficiency ratio	(a)/(c)	69.57%	73.49%	91.32%	65.11%	70.70%
Adjusted efficiency ratio	(b)/(d)	58.24	58.51	58.74	61.48	65.67

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited), Continued

Computation of tangible common equity to tangible assets and tangible book value per common share:

		Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands, except per share data)		2020	2019	2019	2019	2019
Total equity		$5,655,833	$5,727,241	$5,693,417	$2,710,518	$2,645,845
Non-controlling interest in subsidiaries		(30,149)	(20,226)	(23,313)	(24,858)	(29,452)
Total TCF Financial Corporation shareholders' equity		5,625,684	5,707,015	5,670,104	2,685,660	2,616,393
Preferred stock		(169,302)	(169,302)	(169,302)	(169,302)	(169,302)
Total common stockholders' equity	(a)	5,456,382	5,537,713	5,500,802	2,516,358	2,447,091
Goodwill, net		(1,313,046)	(1,299,878)	(1,265,111)	(154,757)	(154,757)
Other intangibles, net		(162,887)	(168,368)	(215,910)	(18,885)	(19,684)
Tangible common shareholders' equity	(b)	$3,980,449	$4,069,467	$4,019,781	$2,342,716	$2,272,650

Total assets	(c)	$48,594,383	$46,651,553	$45,692,511	$24,626,830	$24,418,715
Goodwill, net		(1,313,046)	(1,299,878)	(1,265,111)	(154,757)	(154,757)
Other intangibles, net		(162,887)	(168,368)	(215,910)	(18,885)	(19,684)
Tangible assets	(d)	$47,118,450	$45,183,307	$44,211,490	$24,453,188	$24,244,274

Common stock shares outstanding	(e)	152,185,984	152,965,571	153,571,381	82,703,469	83,303,581

Common equity to assets	(a) / (c)	11.23%	11.87%	12.04%	10.22%	10.02%
Tangible common equity to tangible assets	(b) / (d)	8.45	9.01	9.09	9.58	9.37

Book value per common share	(a) / (e)	$35.85	$36.20	$35.82	$30.43	$29.38
Tangible book value per common share	(b) / (e)	26.16	26.60	26.18	28.33	27.28